Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Altus Midstream Company of our report dated February 19, 2021, relating to the financial statements of Gulf Coast Express Pipeline LLC, which appears in the 2020 Annual Report on Form 10-K of Altus Midstream Company.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

January 21, 2022